UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 1, 2016, Vapor Corp. (the “Company”), through its wholly owned subsidiary, Healthy Choice Markets, Inc., completed its previously announced acquisition of the assets of Ada’s Whole Food Market LLC (the “Seller”), pursuant to the terms of a Business Sale Offer and Acceptance Agreement (the “Purchase Agreement”). The Seller is the owner of Ada’s Natural Market, a natural and organic grocery store in Ft. Myers, Florida. The purchase price was $3 million in cash, less adjustments for inventory levels.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 17, 2016 and is incorporated by reference in this Current Report on Form 8-K.

Item 8.01 Other Events

On June 21, 2016, Vapor Corp. (the “Company”) issued a press release announcing that the Series A Warrant Standstill Agreements (the “Amended Standstill Agreements”) have been amended and restated to permit the repurchase or exchange of the Series A Warrants in certain additional circumstances. These circumstances include the repurchase of the Series A Warrants below a certain price per warrant and pursuant to the terms of the recently announced exchange offer for the Series A Warrants. In addition, pursuant to the terms of the Amended Standstill Agreements, the Holders agreed in certain circumstance to receive only common stock (and not cash) pursuant to an exercise pursuant to Section 1(d) of their Series A Warrants. Those circumstances include if the Company is deemed not to meet the "Equity Conditions" of the Series A Warrants because of the failure of the closing price of the Company common stock to be at or above $0.01 per share. More than 85% of the Series A Warrants are subject to the Amended Standstill Agreement.

In addition, the Company announced today that it had repurchased in a negotiated transaction 2,835,560 Series A Warrants in exchange for $0.25 per Series A Warrant and a warrant to purchase common stock with an exercise price of $0.01 per share. Through this repurchase, the Company expects to save an additional $3.1 million in potential payment obligations to the former holders of these Series A Warrants.

A copy of the press release announcing these events is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 21, 2016 regarding the Fourth Amended and Restated Series A Warrant Standstill Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: June 21, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 21, 2016 regarding the Fourth Amended and Restated Series A Warrant Standstill Agreement